EXHIBIT 24.1

POWER OF ATTORNEY

          Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints Marlin L. Mosby, III, James F. Keen, Clyde A. Billings, Jr., and Milton A. Gutelius, Jr., and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of each of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-8 of four million five hundred thousand (4,500,000) additional shares of common stock to be issued under the Company’s 2003 Equity Compensation Plan; (b) any previously registered shares of common stock remaining unissued under the Company’s 2003 Equity Compensation Plan (Registration Nos. 333-109862 and 333-123404); and (c) any previously registered shares of common stock remaining unissued under the Company’s older stock option plans (Registration Nos. 33-9846, 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-92147, 333-56052, 333-73440, 333-73442, and 333-108750). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statement to be filed in respect of the shares described in clause (a) above, and to any amendments to such proposed Registration Statement or to any of the Registration Statements listed in clauses (b) or (c) after this date.

          IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 18, 2006.

/s/ J. Kenneth Glass	/s/ Marlin L. Mosby, III

J. Kenneth Glass	Marlin L. Mosby, III
Chairman of the Board, President, Chief Executive Officer,	Executive Vice President and Chief Financial Officer
Director	(Principal Financial Officer)
(Principal Executive Officer)

/s/ James F. Keen	/s/ Robert C. Blattberg

James F. Keen	Robert C. Blattberg
Executive Vice President and Corporate Controller	Director
(Principal Accounting Officer)

/s/ Simon F. Cooper	/s/ James A. Haslam, III

Simon F. Cooper	James A. Haslam, III
Director	Director

/s/ R. Brad Martin	/s/ Vicki R. Palmer

R. Brad Martin	Vicki R. Palmer
Director	Director

/s/ Michael D. Rose

Colin V. Reed	Michael D. Rose
Director	Director

/s/ Mary F. Sammons	/s/ William B. Sansom

Mary F. Sammons	William B. Sansom
Director	Director

/s/ Jonathan P. Ward	/s/ Luke Yancy III

Jonathan P. Ward	Luke Yancy III
Director	Director